EXHIBIT 99.1
INDEX TO FINANCIAL STATEMENTS
Financial Statements:

Independent Auditors’ Report	2
Consolidated Statements of Revenue and Direct Expenses of the Kensey Nash Endovascular Business for the Years Ended December 31, 2007 and 2006 and the Three Months Ended March 31, 2008 and 2007 (unaudited)	3
Consolidated Statements of Kensey Nash Endovascular Business Assets Acquired and Liabilities Assumed at December 31, 2007 and 2006 and March 31, 2008 (unaudited)	4
Notes to Consolidated Financial Statements	5

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Kensey Nash Corporation
Exton, Pennsylvania
We have audited the accompanying Consolidated Statements of Assets Acquired and Liabilities Assumed of the Kensey Nash Endovascular Business as of December 31, 2007 and 2006, and the Consolidated Statements of Revenue and Direct Expenses for the two years ended December 31, 2007. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Consolidated Statements of Assets Acquired and Liabilities Assumed and Consolidated Statements of Revenue and Direct Expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Consolidated Statements of Assets Acquired and Liabilities Assumed and Consolidated Statements of Revenue and Direct Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Consolidated Statements of Assets Acquired and Liabilities Assumed and Consolidated Statements of Revenue and Direct Expenses. We believe that our audits provide a reasonable basis for our opinion.
The accompanying Consolidated Statements of Assets Acquired and Liabilities Assumed and Consolidated Statements of Revenue and Direct Expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for the inclusion in a Current Report on Form 8-K of The Spectranetics Corporation) as described in Note 1 and are not intended to be a complete presentation of Kensey Nash Endovascular Business’ financial position or results of operations.
In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 2007 and 2006, and revenue and direct expenses for the years ended December 31, 2007 and 2006 as described in Note 1 in conformity with accounting principles generally accepted in the United States of America.
/s/ Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
September 18, 2008

KENSEY NASH ENDOVASCULAR BUSINESS
CONSOLIDATED STATEMENTS OF REVENUE AND DIRECT EXPENSES
For the Years Ended December 31, 2007 and 2006 and
For the Three Months Ended March 31, 2008 and 2007 (unaudited)

	Year Ended December 31,		Three Months Ended March 31,
	2007	2006	2008	2007
			(unaudited)	(unaudited)

Revenue	$5,096,494	$1,624,806	$1,559,916	$971,643

Direct expenses
Cost of revenue	4,310,526	2,025,098	1,002,213	677,417
Selling and administrative	11,978,799	6,840,687	2,736,451	2,392,151
Research and development	5,447,628	2,147,602	1,254,456	1,151,482

Total direct expenses	21,736,953	11,013,387	4,993,120	4,221,050

Excess of direct expenses over revenue	$(16,640,459)	$(9,388,581)	$(3,433,204)	$(3,249,407)

See accompanying notes to consolidated financial statements.

KENSEY NASH ENDOVASCULAR BUSINESS
CONSOLIDATED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED BY
THE SPECTRANETICS CORPORATION

	December 31,	December 31,	March 31,
	2007	2006	2008
			(unaudited)
Assets acquired:
Current assets:
Cash and cash equivalents	$737,670	$636,668	$597,201
Trade accounts receivable, net of allowances of $18,550, $0 and $25,450, respectively	910,317	502,787	841,193
Inventories	245,615	146,020	230,117
Prepaid expenses and other current assets	110,370	344,976	253,717

Total current assets	2,003,972	1,630,451	1,922,228
Machinery and equipment, net of accumulated depreciation of $1,148,993, $673,911 and $1,283,686, respectively	2,020,075	1,386,363	1,995,316
Intangible assets, net of accumulated amortization of $294,061, $108,163 and $342,917, respectively	1,400,939	1,436,837	1,352,083

Total assets acquired	$5,424,986	$4,453,651	$5,269,627

Liabilities assumed:
Current liabilities:
Accounts payable	$44,019	$95,683	$41,730
Accrued liabilities	137,626	62,575	107,102

Total liabilities assumed	181,645	158,258	148,832

Net assets acquired	$5,243,341	$4,295,393	$5,120,795

See accompanying notes to consolidated financial statements.

KENSEY NASH ENDOVASCULAR BUSINESS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Nature of Operations and Summary of Significant Accounting Policies
On May 30, 2008, Kensey Nash Corporation (“KNC”) completed the sale of its endovascular business to The Spectranetics Corporation (“Spectranetics”). Pursuant to an Asset Purchase Agreement, dated as of May 12, 2008, among KNC, Spectranetics, ILT Acquisition Sub, Inc. (“ILT”) and Kensey Nash Holding Corporation (together with KNC and ILT, the “Sellers”), the Sellers sold to Spectranetics the assets related to the Sellers’ QuickCat, ThromCat and SafeCross product lines, including all of the outstanding shares of Kensey Nash Europe GmbH, a subsidiary engaged in the sale and marketing of the endovascular products in Europe, (collectively, the “Kensey Nash Endovascular Business”) for $10 million in cash. Under the terms of the Asset Purchase Agreement, Spectranetics will pay KNC an additional $6 million once cumulative sales of the acquired products reach $20 million.
On May 30, 2008, pursuant to the Asset Purchase Agreement, KNC and Spectranetics entered into a Manufacturing and Licensing Agreement pursuant to which KNC will manufacture for Spectranetics the endovascular products acquired by Spectranetics under the Asset Purchase Agreement, and Spectranetics will purchase such products exclusively from KNC for specified time periods ranging from six months for QuickCat to three years for ThromCat and SafeCross. The arrangement to manufacture ThromCat and SafeCross may be extended beyond the initial three-year manufacturing period under certain circumstances. During that time, Spectranetics will pay transfer prices for the products based on KNC’s cost to manufacture such products plus a percentage of the sales of the ThromCat and SafeCross products. After KNC’s manufacture of the ThromCat and SafeCross products is transferred to Spectranetics, Spectranetics will be obligated to pay a reduced percentage of sales on such products. These payments are subject to further reduction depending upon the scope of patent protection obtained for the ThromCat product. After KNC’s manufacture of the QuickCat product has transferred to Spectranetics, Spectranetics will have no obligation to make additional payments to KNC related to future sales of the QuickCat product, except for any sales-based milestone payments as described above.
Also, on May 30, 2008, KNC and Spectranetics entered into a Development and Regulatory Services Agreement pursuant to which KNC will conduct work on behalf of Spectranetics to develop and obtain regulatory approval from the FDA for certain next-generation SafeCross and ThromCat products at KNC’s expense. Spectranetics will own all intellectual property resulting from this development work. If clinical studies are required to obtain approval from the FDA for those next-generation products, the costs will be shared equally by KNC and Spectranetics. Spectranetics will pay KNC up to $8 million upon achievement of certain objectives relating to such product development activities and regulatory approvals for certain of the next-generation products. There can be no assurance that regulatory approval will be obtained from the FDA for any products to be developed under the Development and Regulatory Services Agreement.
The accompanying financial statements represent the assets acquired and liabilities assumed and revenue and direct expenses of the Kensey Nash Endovascular Business and are not intended to be a full set of financial statements in accordance with GAAP.
The significant accounting policies used in the preparation of the accompanying consolidated financial statements of the Kensey Nash Endovascular Business are as follows:
(a) Basis of Presentation:
The accompanying consolidated financial statements contain financial information related to the sale of the Kensey Nash Endovascular Business to Spectranetics, which closed on May 30, 2008. The consolidated operating statements reflect only the revenue and direct expenses of the business sold to Spectranetics and do not include certain indirect costs, including general corporate overhead expenses such as corporate personnel costs, information technology costs, interest expense, depreciation, amortization or income taxes incurred by KNC that may have been allocated to the Kensey Nash Endovascular Business because such information was not available or separately identified. These statements are based on certain assumptions and estimates. Primarily due to the exclusion of certain indirect costs noted above, these financial statements do not necessarily represent the results of Kensey Nash Corporation’s Endovascular Business had they reported this component as a separately identifiable business segment. In addition, these financial statements when extracted from Kensey Nash’s audited consolidated financial statements will not provide complete data for evaluating other portions of Kensey Nash’s business.
The financial statements presented herein are not indicative of the financial condition or results of operation for the acquired business going forward based on certain factors including changes in how the acquired business will be operated when combined with Spectranetics’ existing business and the omission of various operating expenses.
During the fiscal years ended December 31, 2007 and 2006, cash used by the Endovascular Business was provided by KNC. As KNC has historically managed KNEB as separate products of the Company and has not operated it as a stand-alone entity or division, statements of cash flows were not prepared for the Kensey Nash Endovascular Business. It is not practical to prepare historical cash flow information reflecting the Endovascular Business’ operating, investing and financing cash flows.
The accompanying statements include the consolidated accounts of certain components of Kensey Nash Corporation as well as Kensey Nash Europe GmbH. All intercompany transactions and balances have been excluded.

(b) Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
(c) Cash and Cash Equivalents
KNC considers all highly liquid investments within the Kensey Nash Endovascular Business purchased with an original maturity of three months or less to be cash equivalents. The carrying amount of these investments approximates fair value because of their short maturities. KNEB continually monitors its positions with, and the credit quality of, the financial institutions it invests with. As of the date of the Consolidated Statement of Assets Acquired and Liabilities Assumed, and periodically throughout the year, KNEB has maintained balances in various operating accounts in excess of federally insured limits.
(d) Accounts Receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is KNEB’s best estimate of the amount of probable credit losses in KNEB’s existing accounts receivable. KNEB determines the allowance for doubtful accounts based upon an aging of accounts receivable, historical experience and management judgment. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is remote.
(e) Inventory
Inventory is stated at the lower of cost (determined by the average cost method, which approximates first-in, first-out) or market value. Inventory primarily includes the cost of material utilized in the processing of the QuickCat product within the Kensey Nash Endovascular Business and is as follows:

	December 31,		March 31,
	2007	2006	2008
			(unaudited)
Raw materials	$49,150	$76,564	$34,132
Work in process	77,262	23,226	61,599
Finished goods	119,203	46,230	134,386

Inventory	$245,615	$146,020	$230,117

(f) Machinery and Equipment
Machinery and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 2 to 7 years.
(g) Intangible Assets
The amounts paid by KNEB for patents, customer lists, and other intangibles are being amortized over their contractual or estimated useful lives, ranging from 3 to 11 years.
(h) Long-Lived Assets
KNEB accounts for investments in its long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized.
(i) Revenue Recognition
KNEB recognizes revenue under the provisions of Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition (SAB 104), which superseded SAB No. 101, Revenue Recognition in Financial Statements (SAB 101). Sales revenue is recognized when the products are shipped or the services are completed. KNEB reduces sales revenue for estimated customer returns and other allowances, including discounts.
(j) Research and Development Costs
Expenditures made for research and development are charged to expense as incurred.

2. Machinery and Equipment
Machinery and equipment consist of the following:

	December 31,		March 31
	2007	2006	2008
			(unaudited)

Machinery and equipment	$3,169,068	$2,060,274	$3,279,002
Loss: Accumulated depreciation	(1,148,993)	(673,911)	(1,283,686)

	$2,020,075	$1,386,363	$1,995,316

3. Intangible Assets
Intangible assets consist of the following:

	December 31,		March 31
	2007	2006	2008
			(unaudited)

Customer list	$760,000	$760,000	$760,000
Patents	645,000	645,000	645,000
Other	290,000	140,000	290,000

	1,695,000	1,545,000	1,695,000
Less accumulated amortization	(294,061)	(108,163)	(342,917)

	$1,400,939	$1,436,837	$1,352,083